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                                                                    Exhibit 99.1



For release: IMMEDIATELY

   For additional information contact: Richard G. Johnson, Chief Financial Officer, or Richard C. Rosenzweig, General Counsel - (201) 329-7300

   PHIBRO ANIMAL HEALTH CORPORATION ANNOUNCES COMPLETION OF SALE OF $240 MILLION OF NOTES, EXPIRATION OF TENDER OFFERS AND CONSENT SOLICITATIONS, AMENDMENT OF DOMESTIC CREDIT FACILITY AND SIMPLIFICATION OF CORPORATE STRUCTURE

      Ridgefield Park, New Jersey, August 1, 2006 - Phibro Animal Health Corporation ("PAHC") announced today the successful consummation of the sale of $160 million of its 10% senior notes due 2013 and $80 million of its 13% senior subordinated notes due 2014 in a private placement and resale under Rule 144A and Regulation S of the Securities Act of 1933, as amended.

      The 10% senior notes and the 13% senior subordinated notes are guaranteed by PAHC's existing domestic subsidiaries and will be guaranteed by certain of its future domestic subsidiaries. It is also anticipated that, at a date following the closing, one of PAHC's existing foreign subsidiaries will guarantee the 10% senior notes and the 13% senior subordinated notes.

      On June 30, 2006, PAHC and its parent, PAHC Holdings Corporation ("Holdings"), commenced tender offers and consent solicitations with respect to all of the outstanding 13% Senior Secured Notes due 2007 of PAHC and one of its subsidiaries, all of the outstanding 9-7/8% Senior Subordinated Notes due 2008 of PAHC and all of the outstanding 15% Senior Secured Notes due 2010 of Holdings, as described in the Offer to Purchase and Consent Solicitation Statement, dated June 30, 2006. PAHC and Holdings have been advised that, as of 11:59 p.m. New York City time on July 28, 2006, the expiration date of such tender offers and consent solicitations, holders of 100% of the 15% Notes and over 98% of each of the 13% Notes and 9-7/8% Notes in aggregate principal amount had validly tendered and not withdrawn their notes and had provided their consents to effect proposed amendments to the indentures governing such existing notes. PAHC also announced that it completed these tender offers and accepted for payment all notes that had been validly tendered and not withdrawn.

      The 13% Senior Secured Notes not so tendered were defeased to December 1, 2006, on which date such 13% Senior Secured Notes will be redeemed, and the 9-7/8% Senior Subordinated Notes not so tendered have been called for redemption on September 1, 2006.

      In connection with the foregoing transactions, PAHC has:

          *   refinanced its long-term debt,

          * repaid debt outstanding under its existing domestic senior credit facility,



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            *  amended the terms of its existing domestic senior credit facility to provide for up to $65 million of revolving credit, and

            * simplified its corporate structure by merging its parent into PAHC with PAHC surviving the merger.

      This press release is neither an offer to sell nor a solicitation of an offer to buy securities. The new 10% and 13% notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Company Description

      PAHC is a leading diversified global manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives ("MFAs") and nutritional feed additives, which it sells throughout the world predominantly to the poultry, swine and cattle markets. MFAs are used preventively and therapeutically in animal feed to produce healthy animals.
PAHC is also a specialty chemicals manufacturer and marketer.

Forward-Looking Statements

      This news release contains statements that, to the extent that they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995,
Section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our substantial leverage and potential inability to service our debt; our dependence on distributions from our subsidiaries; an expansion of the regulatory restrictions on the use of medicated feed additives in food producing animals could result in a decrease in our sales; our dependence on suppliers having current regulatory approvals and the challenges of replacing any such suppliers; competition in each of our markets; a material portion of our sales and gross profits are generated by medicated feed additives; risks associated with our international operations and significant foreign assets; our dependence on our Brazilian and Israeli operations; our operations, properties and subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations; extensive regulation by numerous government authorities in the United States and other countries; a substantial amount of outstanding shares of our voting capital stock is owned by a single stockholder; our raw materials are subject to price fluctuations; our reliance on the continued operation of our manufacturing facilities and intellectual property; outbreaks of animal diseases could significantly reduce demand for our products; the risks of legal proceedings and general litigation expenses; potential operating hazards and uninsured risks; the risk of work stoppages; and our dependence on key personnel.


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